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                                                                    Exhibit 5(y)

                       INVESTMENT SUB-ADVISORY AGREEMENT
                        SEI INSTITUTIONAL MANAGED TRUST

     AGREEMENT made this 11th day of August, 1995, between SEI Financial
                        ------
Management Corporation, (the "Adviser") and BEA Associates (the "Sub-Adviser").

     WHEREAS, SEI Institutional Managed Trust, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16th, 1994 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the High Yield Bond Portfolio (the "Portfolio"), which is a series of the Trust; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage the investment of all of the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets") including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

     (a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Portfolio, and what portion of the Assets will be invested or held uninvested in cash.

     (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the investment objectives, policies and limitations with respect to the Portfolio set forth in the Trust's Declaration of Trust (as defined herein) and the Prospectus and with applicable instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

     (c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Portfolio as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers, including the Sub-Adviser or affiliates thereof, in accordance with the policy with respect to brokerage set forth in the Portfolio's Registration Statement and Prospectus or as
     the Trust's Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the
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     security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Portfolio and the accounts as to which the Sub-Adviser exercises investment discretion. It is recognized that the services provided by such brokers or dealers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients. In no instance, however, will any of the Portfolio's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission and the 1940 Act. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be fair and equitable and consistent with its fiduciary obligation to the Portfolio, and, if applicable, to other customers.

     The Adviser acknowledges that in order to comply with federal securities laws and related regulatory requirements, there may be periods when the Sub-Adviser will not be permitted to initiate or recommend certain types of transactions in the securities or issuers for which affiliates of the Sub-Adviser are performing investment banking services, and neither the Trust nor the Adviser will be advised of that fact. For example, during certain periods when affiliates of the Sub-Adviser are engaged in an underwriting or other distribution of a company's securities, the Sub-Adviser may be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients. Similarly, the Sub-Adviser may on occasion be prohibited from selling or recommending the sale of securities of a company for which affiliates are providing investment banking services.

     (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Adviser or the Trust's Board of Trustees such periodic and special reports as the Adviser or the Trust's Board of Trustees may reasonably request.

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     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the Securities and Exchange Commission ("SEC") or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Adviser upon the termination of this Agreement (or, if there is no successor Sub-Adviser, to the Adviser).

     (e) The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser.

     (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to other clients, as long as such services do not impair the services rendered to the Adviser or the Trust. The Sub-Adviser may give advice, and take action, with respect to any of its other clients that may differ from the advice given, or the time or nature of action taken, with respect to the Portfolio. The Sub-Adviser shall have no obligation to purchase or sell for the Portfolio or to recommend for purchase or sale by the Portfolio, any securities that the Sub-Adviser, its principals, affiliates or employees may purchase for themselves or for any other clients.

     (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance, with respect to the Portfolio, with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

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     (a)  The Trust's Agreement and Declaration of Trust, as filed with the
     Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

     (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

     (c)  Prospectus(es) of the Portfolio.

     Copies of any amendments to the above documents will be furnished promptly to the Sub-Adviser.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Adviser in connection with the performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

     The Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of any broker-dealer; provided, however, that the Sub-Adviser shall use reasonable care in its selection and use of brokers in effecting transactions for the Portfolio. The Sub-Adviser shall have no obligation to seek to obtain any material non-public ("inside") information about any issuer of securities, nor to purchase or sell, or to recommend for purchase or sale, for the Portfolio the securities of any issuer on the basis of any such information as may come into its possession.

     The Adviser acknowledges and agrees that the Sub-Adviser makes no representation and warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Sub-Adviser whether public or private.

6. REPORTS. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Portfolios, the Trust or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof and not to use such material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and

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     its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

7. PORTFOLIO COMPOSITION. The Adviser shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Assets and cash available for investment in the Portfolio and cash requirements (with respect to the redemption of Portfolio shares) and such other information as the parties may reasonably agree upon.

8. EXPENSES. The Sub-Adviser shall bear expenses incurred by it in connection with its duties hereunder, including payment for compensation of and office space for its officers and employees engaged in providing services hereunder, but shall not be responsible for any expenses of the Trust.

9. CUSTODY. The cash and assets of the Portfolio shall be held by CoreStates Bank, N.A. (the "Custodian"), which the Adviser hereby represents has agreed to act as custodian for the Portfolio. The Sub-Adviser shall at no time have custody or physical control of the Assets in the Portfolio. In addition, the Sub-Adviser shall not be liable for any act or omission of the Custodian. The Sub-Adviser shall give instructions to the Custodian in writing or orally (at the discretion of the Custodian) and confirmed in writing as soon as practicable thereafter. The Adviser shall instruct the Custodian to provide the Sub-Adviser with such periodic reports concerning the status of the Portfolio as the Sub-Adviser and the Adviser may agree from time to time. The Adviser shall provide the Sub-Adviser with a copy of the Portfolio's agreement with the Custodian and any modification thereto and will notify the Sub-Adviser in advance of a change in the Custodian.

10. REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser represents and warrants to the Sub-Adviser that (a) the Adviser has the authority to act on behalf of the Trust and has and will continue to convey to the Sub-Adviser all relevant information regarding the Trust and the Portfolio including, but not limited to, any relevant investment restrictions of the Trust and the Portfolio; (b) this Agreement has been duly authorized, executed and delivered by the Adviser and constitutes its valid and binding obligation, enforceable in accordance with its terms; (c) no governmental authorizations, approvals, consents or filings are required in connection with the execution, delivery or performance of this Agreement by the Adviser; (d) the execution, delivery and performance of this Agreement by the Adviser will not violate or result in any default under the Adviser's certificate of incorporation or by-laws (or equivalent constituent documents), any contract or other agreement to which the Adviser is a party or by which its assets may be bound or any statute or any rule, regulation or order of any government agency or body; (e) the Assets of the Portfolio do not and will not constitute assets of any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974 or Section 4975(e) of the Internal Revenue Code of 1986 and this Agreement and the transactions contemplated hereby will not constitute an investment by a "benefit plan investor" within the meaning of DOL Reg. Section 2510.3-101; and (f) the Adviser has received a copy of Part II of the Sub-Adviser's Form ADV as most recently filed with the SEC.

11. DIRECTIONS TO SUB-ADVISER. All directions by or on behalf of the Adviser to the Sub-Adviser shall be in writing signed either (a) by a director or officer of the Adviser, or (b) by a duly authorized agent of the Adviser. The Sub-Adviser shall be fully protected in relying upon any direction signed in the appropriate manner with respect to any instruction, direction or approval of the Adviser.

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     The Sub-Adviser shall also be fully protected when acting upon any instrument, certificate or paper the Sub-Adviser reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Sub-Adviser shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

12. PROXIES, TENDER OFFERS, CLASS ACTIONS, ETC. Subject to any other written instructions of the Adviser, the Sub-Adviser is hereby appointed the Adviser's agent and attorney-in-fact on behalf of the Portfolio in its discretion to vote, tender or convert any of the Assets; to execute proxies, waivers, consents, account documentation, agreements, contracts, and other instruments with respect to the Assets; to endorse, transfer or deliver the Assets and to participate in or consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to the Assets; and the Sub-Adviser shall not incur any liability to the Adviser or the Portfolio by reason of any exercise of, or failure to exercise, any such discretion. Notwithstanding the provisions of this Section 12, if the Sub-Adviser determines that it, or any of its affiliates, has an adverse or potentially adverse interest with respect to the vote or other requested action, the Sub-Adviser shall so inform the Adviser, which shall thereupon become responsible for the determination on such vote or other action.

13. INDEMNIFICATION. (a) The Adviser shall indemnify and hold harmless the Sub-Adviser, its officers, directors, employees, agents and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") (any and all such persons shall be referred to as "Sub-Adviser Indemnified Party"), against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with this Agreement or the performance by the Adviser of its duties hereunder; provided, however, that the Adviser shall not be required to indemnify or otherwise hold any particular Sub-Adviser Indemnified Party harmless under this Section 13 where the claim against, or the loss, liability or damage experienced by the Sub-Adviser Indemnified Party is caused by or is otherwise directly related to such Sub-Adviser Indemnified Party's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

     (b) The Sub-Adviser shall indemnify and hold harmless the Adviser, its officers, directors, employees, agents and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act (any and all such persons shall be referred to as "Adviser Indemnified Party") from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold any particular Adviser Indemnified Party harmless under this Section 13 where the claim against, or the loss, liability or damage experienced by the Adviser Indemnified Party, is caused by or is otherwise directly related to such Adviser Indemnified Party's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

14. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof.

     This Agreement shall continue in effect until the earlier of (i) a period two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act or (ii) the approval by a majority of the outstanding voting securities of the Portfolio of an Investment Sub-Advisory Agreement with substantially the same terms and conditions except

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     with respect to compensation to the Sub-Adviser; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of such Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this
     Section 14, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

15. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

16. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

17. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Adviser at:        SEI Financial Management Corporation
                               680 East Swedesford Road
                               Wayne, PA 19087
                               Attention: Legal Department

     To the Sub-Adviser at:    BEA Associates
                               153 East 53rd Street
                               New York, NY 10022
                               Attn.: President

18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

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Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Financial Management Corporation       BEA Associates

By: /s/ Robert B. Carroll                  By: [SIGNATURE ILLEGIBLE]
--------------------------------------------------------------------------------

Name Robert B. Carroll                     Name [ILLEGIBLE]
--------------------------------------------------------------------------------

Title: Vice President                      Title: V.P. & Legal Counsel
--------------------------------------------------------------------------------

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                                  SCHEDULE A
                                    TO THE
                            SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     SEI FINANCIAL MANAGEMENT CORPORATION
                                      AND
                                BEA ASSOCIATES


Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

High Yield Bond Portfolio                      .3375%


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